EXHIBIT E

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of MoneyLion shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: December 12, 2024

Edison Partners VIII, LP

By:	Edison VIII GP LLC
its	General Partner

By:	/s/ Christopher S. Sugden
Name: Christopher S. Sugden
Title: Managing Member

Edison VIII GP LLC

By:	/s/ Christopher S. Sugden
Name: Christopher S. Sugden
Title: Managing Member